EXHIBIT 10.32

Amended and Restated Promissory Note

$1,500,000.00	Miami-Dade, Florida	May 10, 2022

WHEREAS, IN EXCHANGE FOR the consideration and agreements referenced in the Original Promissory Note (as defined below), eCombustible Energy LLC f/k/a eCombustible Products Holdings LLC (“Borrower”) executed in favor of 1221 Capital Partners LLC (“Holder”) a Promissory Note, dated October 31, 2021 in the original principal amount of $2,500,000 (the “Original Promissory Note”);

WHEREAS, Borrower has requested that Holder purchase additional Class A Units of Borrower’s equity in conjunction with Borrower’s continuing capital raising initiatives;

THEREFORE, IN CONSIDERATION FOR Holder’s agreement to apply $1,000,000, owed to it by Borrower under the Original Promissory Note, toward the purchase of Class A Units of Borrower, at a subscription price per Unit of $3.59710 USD,1 and on such other terms as are set forth in the Subscription Agreement attached hereto as Exhibit A (the “Subscription Agreement”), Borrower promises to pay to the order of Holder the adjusted principal sum of One Million Five-Hundred Thousand Dollars ($1,500,000.00) until payment is made in full as follows:

1.    Repayment Principal; Payment of Interest:

Repayment of Principal

The principal amount due hereunder shall be repaid within 15 days of the end of each calendar quarter as follows:

$300,000.00 in 2022 payable at $100,000.00 per quarter beginning the second calendar quarter (first payment due July 15, 2022)

$500,000.00 in 2023 payable at $125,000.00 per quarter beginning the first calendar quarter (first payment due April 15, 2022)

$700,000.00 in 2024 payable at $175,000.00 per quarter beginning the first calendar quarter (first payment due April 15, 2024)

These payments are hereinafter referred to as the “Principal Payment Schedule.”

Interest shall accrue on the principal amount outstanding at the rate of five percent (5%) per annum, and shall be calculated based on a 365 day year and actual days elapsed. All accrued interest shall be paid at the time of each Principal repayment in accordance with the Principal Payment Schedule.

2.    Default Interest: In the event of any Default (defined below), the Principal outstanding immediately shall bear default interest at the rate of eight percent (8%) per annum while such Default is continuing.

3.    Maximum Rate of Interest: It is the intent of the parties hereto that, in no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and, in the event any such payment is paid by the Borrower or received by the Holder, then such excess sum shall be credited as a payment of Principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects

[1]	Equivalent to 278,002 Class A Units.

to have such excess sum returned to it forthwith. The Holder may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of any law, rule, or regulation in effect from time to time, available to Holder which exempts Holder from any limit upon the rate of interest it may charge or grants to Holder the right to charge a higher rate of interest than that allowed by applicable law.

4.    Place of Payment: All payments hereunder shall be made by direct deposit into an account designated by Holder in writing, or such other place as Holder may from time to time designate in writing.

5.    Prepayment: This Promissory Note (“Note”) may be prepaid in whole or in part without penalty.

6.    Covenants. Borrower covenants and agrees as follows:

a.

Borrower, agrees that all amounts (including all principal, interest, fees, expenses, indemnities and other payments) payable by the Borrower hereunder shall be deemed to be “Senior Debt” to all other obligations of Borrower (including, but not limited to guarantees and other contingent financial obligations), unless consented to by Holder, such consent not to be unreasonably withheld.

b.

For so long as any amount owed under this Note remains outstanding, Borrower covenants that it will not pledge or provide a security interest in any of its assets to another party without written consent of Holder, such consent not to be unreasonably withheld.

c.

The Company shall provide the Holder with unaudited quarterly financial statements, which shall include a balance sheet and income statement, within 45 days after the end of each quarter, and shall provide the Holder with audited financial statements within 90 days after the end of each year.

d.

In addition, in the event any litigation is commenced against the Company, the Company shall give the Holder written notice thereof and provide the Holder with copies of all documents served on the Company or filed with the court in which such action is pending within five (5) business days following the relevant action.

7.    Default: The occurrence of any one or more of the following shall constitute a default under this Note (“Default”):

a.

After consummating a Transaction (defined in Section 9 below) or after such time as Borrower secures financing from an independent third party or third parties in the aggregate amount of $15,000,000.00 or more, any failure by the Borrower to make a principal and/or interest payment when due under Section 1 of this Note; or

b.	Any default or event of default under any other indebtedness documents to which the Borrower is a party if the amount due upon such default or event of default exceeds $100,000.00; or

c.	The dissolution, liquidation, or termination of existence of the Borrower; or

d.	The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, or the Borrower makes a general assignment for the benefit of creditors; or

e.	The Borrower breaches Section 9 of this Note.

8.    Acceleration, Remedies: Upon the occurrence of a Default, the outstanding principal and accrued interest on this Note shall become immediately due and payable, and the Holder, without presentment, demand, protest or further notice of any kind shall be entitled to exercise any or all of the rights and remedies as may be available under this Note, at law or in equity, all of which shall be cumulative. Further, upon the occurrence and continuance of a Default, Holder may exercise each of its rights and remedies under this Note and as otherwise may be provided at law or in equity. The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. In addition to payments of interest and Principal, if there is a Default in this Note, the Holder shall be entitled to recover from the Borrower all of the Holder’s costs of collection, including the Holder’s reasonable attorneys’ fees, (whether for services incurred in collection, litigation, bankruptcy proceedings, appeals, or otherwise), and all other costs incurred in connection therewith.

9.    Special Payment Provisions:

The Borrower is in the process of negotiating a financing transaction with or otherwise involving Benessere Capital Acquisition Corp. (“Benessere”) (a “Transaction”). If a Transaction is consummated, then, notwithstanding the Principal Payment Schedule, Borrower shall prepay to Holder the entire principal amount and all accrued interest then outstanding under this Note, which payment shall be made within three (3) business days of the closing of a Transaction.

10.    Miscellaneous Provisions:

a.	Time is of the essence in this Note.

b.	The captions of sections of this Note are for convenient reference only and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

c.

This Note shall be construed, interpreted, enforced, and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), and federal law, in the event federal law permits a higher rate of interest than Florida law.

d.

Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the State and Federal courts in Miami-Dade County, Florida for the purposes of any action arising out of this Note, or the subject matter hereof, brought by any other party. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Note, or the subject matter hereof, may not be enforced in or by such courts.

e.

If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

f.

This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by an authorized officer of the Borrower and an authorized officer of the Holder. Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which given.

g.

Borrower may not assign or transfer this Note or any of its obligations hereunder (whether by operation of law or otherwise) to a person or entity that is not an affiliate of Borrower, without the prior written consent of Holder. With respect to any such permitted assignment, Borrower shall continue to be liable under this Note unless released therefrom by Holder. Subject to the foregoing, this Note shall be binding on and inure to the benefit of the successors and assigns of Borrower and Holder.

h.

With respect to this Note, Borrower hereby irrevocably waives (i) presentment for payment, protest, notice, dishonor and nonpayment and any other demand whatsoever, (ii) all defenses by reason of any extension of time of the payment of this Note or by reason of any other modification, waiver or consent relating to this Note, and (iii) all defenses, setoffs, counterclaims and other objections to any payment under this Note (whether in connection with the Maturity Date, the acceleration hereof or otherwise).

i.

No right, power or remedy conferred upon or given to the Holder in this Note, or now or hereafter existing at law or in equity, by statute or otherwise, shall be exclusive, and each such right, power or remedy shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power or remedy. No waiver by the Holder of any default hereunder shall be deemed to constitute a waiver of any subsequent default. No failure to exercise, and no delay in exercising, any right, power or remedy under this Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy hereunder preclude the exercise of any other right, power or remedy. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

11.    Waiver of Trial by Jury: BORROWER AND HOLDER (BY ACCEPTANCE OF THIS INSTRUMENT) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER TO EXECUTE THIS INSTRUMENT.

[signature page on following page]

BORROWER: ECOMBUSTIBLE ENERGY, LLC

By:	/s/ James M. Driscoll

Print:	James M. Driscoll

Title:	Chief Operating Officer

Date:	May 9, 2022

STATE OF FLORIDA

COUNTY OF Miami Dade

Sworn to and subscribed before me by means of this 9 day of May 2022 by James M. Driscoll.

/s/ Yanela Puga
Notary Public, State of Florida

Yanela Puga
Printed Notary Name
My Commission Expires: 9/21/24

(NOTARY SEAL)

[signature page continues on following page]

Signature Page to Amended and Restated Promissory Note

ACKNOWLEDGED AND AGREED TO BY HOLDER: 1221 CAPITAL PARTNERS LLC

By:	/s/ James R. Tolzein

Print:	James R. Tolzein

Title:	CEO

Date:	May 10, 2022

STATE OF FLORIDA

COUNTY OF Miami Dade

Sworn to and subscribed before me by means of this 10 day of May 2022 by James R. Tolzein.

/s/ Yanela Puga
Notary Public, State of Florida

Yanela Puga
Printed Notary Name
My Commission Expires: 9/21/24

(NOTARY SEAL)

Signature Page to Amended and Restated Promissory Note

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

(see attached)

A-1